Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-85034) and S-8 (No. 333-26127, 333-57835, 333-49142 and 333-72970) of Applied Imaging Corp. of our report dated February 1, 2002 except for Note 15, which is as of April 10, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

April 14, 2003